Exhibit 10.1

EXECUTIVE SEVERANCE PROTECTION

I.	Purpose:

To establish Corporate policy relating to executive severance protection.

II.	Policy:

A.	Definitions:

“Change of Control” means (i) the accumulation by a party or more than one party acting as a group (other than Bermuda Trust Co. Ltd. As trustee for James Simons) of common stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

“Constructive Termination” means (i) the material diminution of a Participant’s authority, duties or responsibilities; (ii) a material change in the geographic location at which a Participant must perform his services for the Company, or (iii) a material reduction in a Participant’s salary. Notwithstanding the above in no event shall “Constructive Termination” be deemed to exist unless a Participant shall have given the Company written notice before his resignation and not more than three (3) months after the Participant first has actual knowledge of the facts and circumstances allegedly constituting Constructive Termination, and stating that the Participant intends to voluntarily resign for Constructive Termination and that, within twenty (20) days after receipt of such notice, the Company shall not have rescinded or otherwise cured, and held the Participant harmless against, each of the events cited in the participant’s notice as a basis for Constructive Termination.

“Cause” means material non-performance of a Participant’s duties or material injury or harm to the Company or its successor caused by a Participant.

B.	Severance Package:

1.	Trigger: Any termination of a Participant’s employment, constituting a “separation from service” under Section 409A of the Internal Revenue Code, by the Company or its successor of a Participant’s employment (except discharge for “Cause” or death), including a termination of employment due to “Constructive Termination”.

2.	Benefits: A Participant shall receive

a. On the first business day of the seventh month after Participant’s termination date, severance pay in the form of a cash lump sum payment equal to the product of (i) one and one-half months of salary at the Participant’s then salary rate and (ii) the number of years of a Participant’s employment with the Company and its successor and any partial year (on a prorated basis) of employment with the Company and its successor, to a maximum equal to thirty months of salary at the Participant’s then salary rate, provided however, that if at the termination date the common stock of the Company and its controlled group members is no longer traded on an established securities market or otherwise, then such cash lump sum payment shall be made on the termination date;

b. Acceleration of vesting of all of Participant’s stock options ; and

c. To the extent such benefits are not taxable to a Participant, commencing on the date of termination, continuation of then-current medical, dental and life insurance coverage for a number of months equal to the number of years of a Participant’s employment with the Company and its successor and any partial year (on a prorated basis), but for no more than thirty months or, if earlier, the date that the Participant obtains comparable insurance coverage in connection with new employment.

C.	Change of Control Protection:

1. On a Change of Control involving the acquisition of the Company by another public company, all of Participant’s stock options shall be converted into stock options of the other public company on substantially equivalent economic terms and shall continue to vest at the same rate; or

2. On any other Change of Control, acceleration of vesting of all of Participant’s stock options effective immediately prior to the Change of Control.

D.	Participation:

Each executive officer (as determined by the Company’s Board of Directors under the Securities Exchange Act of 1934 and its regulations) once having served as such for one year, except those executive officers having written contracts of employment.

E.	Binding Effect:

This Plan may be relied upon as an inducement to a Participant’s continuing his or her employment with the Company and, as such, may not be modified by the Company, or any successor, to the detriment of any Participant. This Policy shall bind the Company and any successor. The Company shall take steps to cause any successor to expressly assume the obligations of the Company hereunder; however, this Policy shall remain in effect following any merger or acquisition of the Company and a Participant’s rights hereunder shall not be adversely affected by any merger of, acquisition of, or other Change of Control in the Company, notwithstanding the failure of the successor to expressly assume such obligations.

III.	Procedure:

The Company’s Chief Operating Officer shall be responsible for the administration of this Policy.